                                                                    Exhibit 99.1

-------------------------------------------------------------------------
AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
EVP & Chief Financial Officer
816-584-5611

          JACK KELLY NAMED PRESIDENT AND CEO OF AMERICAN ITALIAN PASTA
                                    COMPANY

               PAUL GEIST PROMOTED TO CHIEF FINANCIAL OFFICER

Kansas City, Mo., January 23, 2008 - American Italian Pasta Company  (OTC:AITP),
the largest  producer of dry pasta in North America,  announced that Jack Kelly, who joined the company in November as chief operating  officer,  has assumed the positions of president and chief executive officer,  as planned. He succeeds Jim
Fogarty, a managing director at Alvarez & Marsal who has served as the company's president and CEO since September 2005.

AIPC also announced that Paul Geist,  who most recently  served as the company's vice president and corporate controller, has been named executive vice president and chief financial officer.

"Jack has hit the ground running in the two months since he arrived. The planned leadership  transition  not  only  has  been  seamless,  but  even  faster  than originally  anticipated,"  said Bill  Patterson,  chairman  of the AIPC board of directors.  "Jack has quickly focused his energies on getting to know our people and the  company,  as well as  identifying  key  initiatives  that will  further improve our operations  and enhance the branded and private label  opportunities in our retail,  foodservice and ingredient businesses. We are looking forward to a new chapter  under Jack's  skillful  leadership  and in  partnership  with the strong management team we now have in place."

"The solid  foundation  put in place under the leadership of Jim Fogarty and the board has  enabled  us to reach a number  of  important  milestones,"  added Mr.
Kelly. "Our talented team will be able to build on our  accomplishments to date, continuing  to  innovate  and  identify  ways  to add  even  more  value  to our customers. On behalf of the board and all employees of AIPC, I want to thank Jim and his firm,  Alvarez & Marsal,  for their valuable  contribution in helping to create strong liquidity and a sound foundation for growth."

Prior to joining AIPC, Mr. Kelly, a 30-plus-year  food industry  executive,  led several  private  companies,  including San Antonio Farms and Fiorucci Foods and held senior positions at Haagen-Dazs and Kraft Foods.

Mr.  Geist,   who  joined  AIPC  in  October   2004,   was  most  recently  vice
president/controller  for Potbelly Sandwich Works, a privately-owned  restaurant company.  In addition,  Mr. Geist has

American Italian Pasta Co.
January 23, 2008

held several senior management  positions,  including that of CFO, at Houlihan's
Restaurant Group, Inc. and Westar Energy. He became AIPC's principal  accounting officer  in August  2006.  "Paul  has shown  tremendous  leadership  during  our restatement  process," said Mr. Kelly. "With his extensive background in finance and accounting,  Paul has proven that he is the right person to lead our finance team as we complete our restatement process and move our business forward."

American Italian Pasta Company, as previously  announced,  is in the final phase of a restatement of certain historical financial statements. The process will be completed  pending  the final  review by the  company's  independent  registered public accounting firm.

The Company also  announced  that Mr.  Kelly has been  appointed to the Board of
Directors and that Robert Niehaus will resign from the board  effective  January
31. "We welcome  Jack to the board and we thank Bob  Niehaus for his  tremendous dedication  and  service  to our  board,"  added Mr.  Patterson.  "AIPC has made significant strides over the past few years and has in place a strong management team and outstanding  board of directors to lead it forward from here," said Mr.
Niehaus.

With these  changes,  the AIPC board of directors will be comprised of Mr. Kelly and 9  independent  directors,  three of whom  have  been  added in the past two years.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements  by the  Company  regarding  its  management  and board  changes  and
restatement  are   forward-looking.   Actual  results  or  events  could  differ
materially.  The differences could be caused by a number of factors,  including, but not  limited to, the review of its  financial  statements,  a review  and/or audit of the Company's financial statements by its independent registered public accounting  firm,  the SEC staff review and the  conclusions  reached  regarding financial reporting. The Company will not update any forward-looking  statements in this press release to reflect future events.

                                     # # #